Exhibit 99.1
Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors of
InterMune, Inc.
We have audited the accompanying Statements of Assets Acquired and Liabilities Assumed of the Infergen product line (“Infergen”) of InterMune, Inc. (“the Company”), as of December 30, 2005 and December 31, 2004 and the related Statements of Net Revenues and Direct Costs and Expenses for the period from January 1, 2005 through December 30, 2005 and the year ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the internal control over financial reporting related to Infergen. Our audits included consideration of internal control over financial reporting for Infergen as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control over financial reporting for Infergen. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Note 2, the accompanying financial statements attributable to Infergen are not intended to be a complete presentation of Infergen’s financial position or results of operations.
In our opinion, the statements referred to above present fairly the assets acquired and liabilities assumed of Infergen at December 30, 2005 and December 31, 2004 and its net revenues and direct costs and expenses for the period from January 1, 2005 through December 30, 2005 and the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
San Jose, California
March 1, 2006

INFERGEN PRODUCT LINE OF INTERMUNE, INC.
STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
($ in thousands)

	December 30,	December 31,
	2005	2004
ASSETS ACQUIRED
Inventories, net	$6,500	$1,794
Acquired product rights	12,889	15,249
Manufacturing technology rights	16,832	—

Total assets acquired	$36,221	$17,043

LIABILITIES ASSUMED

Total liabilities assumed	—	—

Net assets acquired	$36,221	$17,043

The accompanying notes are an integral part of these financial statements.

INFERGEN PRODUCT LINE OF INTERMUNE INC.
STATEMENT OF NET REVENUES AND DIRECT COSTS AND EXPENSES
($ in thousands)

	Period from
	January 1, 2005 through	Year ended
	December 30, 2005	December 31, 2004
NET REVENUES	$36,399	$22,307

DIRECT COSTS AND EXPENSES
Cost of goods sold	14,097	7,723
Amortization of acquired product rights	2,360	2,360
Research and development	18,534	6,719
Sales and marketing	25,509	17,494
Medical affairs	6,907	3,618
General and administrative	97	335

Total direct costs and expenses	67,504	38,249

Direct costs and expenses in excess of revenues	$(31,105)	$(15,942)

The accompanying notes are an integral part of these financial statements.

INFERGEN PRODUCT LINE OF INTERMUNE INC.
NOTES TO FINANCIAL STATEMENTS
1.	DESCRIPTION OF BUSINESS AND SALE OF INFERGEN
     General
          InterMune Inc. (the “Company”) is an independent biopharmaceutical company focused on developing and commercializing innovative therapies in pulmonology and hepatology. The Company’s revenue base is provided primarily from two core products, Actimmune® and Infergen®. The Infergen product line (“Infergen”) is manufactured by Amgen, Inc (“Amgen”). Infergen was approved by the FDA in 1997 for the treatment of chronic hepatitis C virus (HCV) infections in adult patients with compensated liver disease. Infergen is sold in the United States and Canada to specialty pharmacies and to distributors who resell it to hospitals, pharmacies and physicians.
     Product Acquisition Agreement
          A Product Acquisition Agreement (the “Agreement”) was entered into between the Company and Valeant Pharmaceuticals North America (“Valeant” or the “Buyer”) on November 28, 2005, whereby Valeant agreed to purchase all of the rights to Infergen from InterMune. Valeant agreed to acquire certain assets, including intellectual property rights and inventory, as of December 30, 2005 (the date the purchase closed “Closing Date”) for approximately $122.0 million, including a fixed payment of approximately $2.0 million due in January 2007. The Agreement also states that the Company is entitled to receive approximately $20.0 million in contingent milestone payments beginning in 2007 from Valeant.
          The Agreement specifies that the assets acquired by the Buyer include certain intangible assets as defined in the Agreement. These assets include intellectual property, trademark rights, customer database, distributor contracts, historical sales data, marketing and promotional materials and plans, manufacturing technology and know-how, permits or other Governmental Authority authorizations exclusively relating to Infergen, and rights and obligations of the Company relating exclusively to Infergen under the distributor contracts.
          The Buyer also agreed to acquire finished goods inventory of Infergen held by the Company as of the Closing Date, up to a maximum of $6.5 million, provided that such inventory had at least two-thirds of its shelf life remaining as of such date. The Company purchases all Infergen from Amgen.
          The Buyer did not assume any liabilities as of the Closing Date other than commitments under certain open purchase orders for future inventory purchases. The Company is liable for all sales returns for Infergen during the three year period after the Closing Date for any Infergen that was shipped prior to the Closing Date. The Buyer is liable for all sales returns which occur after the Closing Date for Infergen shipped after such date. The Buyer is also responsible for processing all sales returns irrespective of when the Infergen was originally shipped, but did not assume any liability associated with such returns. Based on historical experience, the Company does not expect any returns related to sales prior to the Closing date will be received after the three year period, therefore no accruals for returns have been included in the accompanying Statements of Assets Acquired and Liabilities Assumed.

INFERGEN PRODUCT LINE OF INTERMUNE INC.
NOTES TO FINANCIAL STATEMENTS
          The Agreement states that the Company shall be financially responsible for all rebates and chargebacks related to sales of Infergen made prior to the Closing Date and the Buyer shall be financially responsible for all rebates and chargebacks related to sales made subsequent to the Closing Date. For government rebate programs, the Company is financially responsible for all rebates related to Infergen dispensed in the first 45 days after the Closing Date, regardless of whether the sale occurred prior or subsequent to the Closing Date. The Company is also responsible for commercial rebates which existed as of the Closing Date through 180 days after the Closing Date. Any commercial rebates claimed after 180 days for shipments of Infergen prior to the Closing Date are assumed by the Buyer. Based on historical experience, the Company does not expect any rebate claims related to sales prior to the Closing date will be received after the 180 day period, therefore no accruals for rebates have been included in the accompanying Statements of Assets Acquired and Liabilities Assumed.
          At any time prior to the commencement of Phase III clinical trials associated with the Company’s development of a pegylated formulation of alfacon-1 (Infergen), provided that the Company has incurred documented expenses of at least $7.0 million and upon written notice by the Company, the Buyer has the option to acquire the pegylated formulation of alfacon-1 that was being developed by the Company prior to the Closing Date. If the Buyer chooses to exercise its option, the Buyer will pay the Company an amount equal to 150% of the Company’s documented expenses directly incurred in connection with the pegylated formulation of alfacon-1 between the Closing Date and the date of written notice by the Company.
2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
     General Basis of Presentation
          The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K of Valeant related to the acquisition of Infergen and are not intended to be a complete presentation of the financial position or results of operations of Infergen as of the dates and for the periods presented. The Company has not historically prepared financial statements of Infergen which would be intended to report a complete presentation of financial position, results of operations and cash flows in accordance with accounting principles generally accepted in the United States of America, as it is impracticable to do so based on the information available from the Company’s accounting records. Accordingly, the accompanying statements do not purport to present the financial position or results of operations of Infergen that would have resulted if Infergen had operated as a stand alone, separate company.
          The Statements of Assets Acquired and Liabilities Assumed have been derived from the Company’s accounting records, which form the basis for determining the Company’s financial statements and represent the balances of those items determined in accordance with the Agreement as of December 30, 2005 and December 31, 2004. Assets acquired and liabilities assumed consist of inventories, and intangible assets. All other assets and liabilities, if any, of Infergen have been excluded, consistent with the Agreement.
          The Statements of Net Revenues and Direct Costs and Expenses include the Company’s sales of Infergen and the related amounts attributable to manufacturing, distribution, royalties, amortization of acquired product rights, research and development, marketing and promotion of Infergen and certain other direct costs, including Infergen patent costs and other direct general

INFERGEN PRODUCT LINE OF INTERMUNE INC.
NOTES TO FINANCIAL STATEMENTS
and administrative costs for the period from January 1, 2005 through December 30, 2005 and the year ended December 31, 2004. These statements exclude certain indirect expenses which have been incurred by the Company but have not historically been allocated on a product line basis. These indirect expenses include, among other things, finance, general legal, public and investor relations, audit and executive management advisory functions, as well as other administrative costs and income taxes. Interest and other income or expense have also not historically been allocated by the Company on a product line basis and have therefore been excluded from these financial statements.
      Allocations
          Certain costs and expenses have been allocated by the Company to Infergen. Such allocations include distribution costs, research and development, sales and marketing, medical affairs and certain general and administrative expenses. Distribution costs have been allocated to Infergen based on a percentage of revenue for the Company’s two core products and are included in cost of goods sold. Research and development expenses have been allocated to the Infergen product line to the extent directly related to the existing marketed product or directly related to the research programs acquired by the Buyer pursuant to the Agreement, representing principally the program to expand the Infergen label to a daily indication. In addition, certain general research and development expenses related to these programs have been allocated based on a percentage of efforts basis. Sales and marketing expenses, which include a direct field sales force, market research, advertising and promotion expenses and executive sales and marketing functions, have been allocated to the Infergen product line based on either a percentage of revenue or a percentage of efforts basis for the Company’s two core products. Medical affairs expenses have been allocated based on a percentage of efforts basis for the Company’s two core products. Each allocation methodology has been determined to be reasonable by management. In 2005 and 2004, Infergen revenues as a percentage of the Company’s total revenues were approximately 25% and 15%, respectively, which percentages were used to allocate expenses associated with executive sales and marketing functions. For all other sales and marketing and medical affairs expenses, the percentage of efforts attributable to Infergen ranged from approximately 33% for sales administration, to 80% for medical affairs, and 100% for the Infergen direct field sales force and Infergen specific marketing departments. General and administrative expenses include Infergen patent costs and charitable contributions allocated to Infergen based on a percentage of revenue basis.
     Net Revenues
          The Company recognizes Infergen revenue generally upon delivery when title passes to a credit-worthy customer and records reserves for estimated returns, rebates, chargebacks and cash discounts against accounts receivable, as an offset to revenue. The Company is obligated to accept from customers the return of Infergen units that have reached their expiration date for a period up to 90 days. The Company believes that it is able to make reasonable and reliable estimates of product returns, rebates, chargebacks and cash discounts based on historical experience. The Company reviews all sales transactions for potential rebates, chargebacks and discounts each month and believes that accrued reserves are adequate, based on the terms of the Agreement.

INFERGEN PRODUCT LINE OF INTERMUNE INC.
NOTES TO FINANCIAL STATEMENTS
     Inventories
          Inventories are comprised of finished goods and are stated at the lower of cost or market value. Cost is determined by the first-in, first-out (FIFO) method. Inventories included in these financial statements, in accordance with the Agreement, are limited to finished goods with at least two-thirds of their shelf life remaining as of the balance sheet dates.
     Acquired product rights
          Initial payments for the acquisition of products that, at the time of acquisition, are already marketed or are approved by the FDA for marketing are capitalized and amortized ratably over the estimated life of the products. At the time of acquisition, the product life is estimated based upon the term of the related agreement, the patent life of the product and the Company’s assessment of future sales and profitability of the product. The Company assesses this estimate regularly during the amortization period and adjusts the asset value or useful life when appropriate. Acquired product rights consist of payments made for the acquisition of rights to Infergen and are being amortized over an estimated useful life of 10 years (see Note 3). Accumulated amortization of this intangible asset was $10.7 million and $8.4 million at December 30, 2005 and December 31, 2004, respectively.
     Advertising and Promotion
          The Company expenses the costs of advertising and promotion for Infergen as incurred.
      Use of Estimates
          The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
3. ACQUIRED PRODUCT RIGHTS
          In 2001, the Company entered into a licensing and commercialization agreement with Amgen through which it obtained an exclusive license in the U.S. and Canada to Infergen and the rights to an early stage program to develop a pegylated form of Infergen (PEG-Alfacon-1). Infergen is currently approved in both the U.S. and Canada to treat chronic HCV infections. Under the agreement, the Company has the exclusive right to market Infergen and clinically develop it for other indications in the U.S. and Canada. In December 2004, the Licensing and Commercialization Agreement with Amgen was amended to remove certain non-competition restrictions on Amgen with respect to alpha interferons in exchange for a specified reduction in the royalties payable by us to Amgen on Infergen sales should Amgen engage in certain competitive activities as well as Amgen’s consent to transfer the manufacturing of Infergen to a new supplier. The Company initially paid Amgen total consideration of $29.0 million for up-front license and other fees and milestones with respect to the Company’s license and is obligated to pay royalties on sales of Infergen. Based upon an independent appraisal, the $5.4 million fair value of the in-process research and development program for PEG-Alfacon-1 was expensed as acquired research and development and milestone payments because at the time of acquisition the

INFERGEN PRODUCT LINE OF INTERMUNE INC.
NOTES TO FINANCIAL STATEMENTS
PEG-Alfacon-1 program was in clinical development, had not reached technical feasibility and had no foreseeable alternative future uses. The remainder of the purchase price of approximately $23.6 million was allocated to developed technology and recorded as an intangible asset, which is being amortized over ten years. The Company evaluates this intangible asset for impairment on a regular basis. In March 2003, the Company commenced a Phase I clinical trial for PEG-Alfacon-1, which required a $1.5 million milestone payment to Amgen pursuant to the terms of the agreement. The Company may be required to make additional milestone payments to Amgen based on the progress of the PEG-Alfacon-1 clinical development program and will be obligated to pay royalties on sales of the resulting product, if any. Assuming that all of the milestones under this agreement are achieved, the Company will be required to make additional milestone payments of $51.5 million under this agreement.
          This agreement and future rights and obligations thereunder have been assumed by the Buyer as of the Closing Date under the Agreement.
4. MANUFACTURING TECHNOLOGY RIGHTS
          On November 3, 2005, the Company entered into an agreement with Boehringer Ingelheim (BI) for the transfer of the manufacturing process for Infergen from Amgen to BI and for the clinical and commercial supply of Infergen (the “Manufacturing Agreement”). The Manufacturing Agreement generally provides for the exclusive supply by BI, and the exclusive purchase by the Company, of Infergen. However, Amgen remains the manufacturer of Infergen until the transfer of the manufacturing process from Amgen to BI is completed and BI is approved by the FDA as the manufacturer for Infergen.
          Upon execution of the Manufacturing Agreement, the Company made payments to BI totaling approximately $16.8 million and is obligated to make three additional payments to BI in the aggregate amount of approximately $11.7 million upon the achievement of three separate milestones tied to the manufacturing process transfer. There are no remaining annual minimum purchase obligations for Infergen unless and until the results from the daily Infergen Phase III clinical trial (the “DIRECT trial”) become available and such results are positive (as defined) at which time BI and the Company have agreed to cooperate and work together in good faith to commence and conclude negotiations on the annual minimum and maximum purchase obligations for Infergen and the annual minimum and maximum supply obligations of BI. If BI is not able to supply all of the requirements for Infergen, the Company may choose an additional manufacturer. This agreement extends through December 31, 2015 and may be renewed for additional five year periods. Either party may have the right to terminate this Manufacturing Agreement for certain specified events.
          This agreement and future rights and obligations thereunder have been assumed by the Buyer as of the Closing Date under the Agreement.
5. CONCENTRATION OF CREDIT
          There were three customers individually accounting for more than 10% of Infergen’s net revenues for the period from January 1, 2005 through December 30, 2005 and the year ended December 31, 2004. In the aggregate, McKesson Corp. (29%), Cardinal Health, Inc. (23%) and AmerisourceBergen Corp. (37%) accounted for approximately 89% of net revenues for the period from January 1, 2005 through December 30, 2005. For the year ended December 31, 2004,

INFERGEN PRODUCT LINE OF INTERMUNE INC.
NOTES TO FINANCIAL STATEMENTS
McKesson Corp. (26%), Cardinal Health, Inc. (21%) and AmerisourceBergen Corp. (35%) accounted for approximately 82% of net revenues.
6. COMMITMENTS AND CONTINGENCIES
          At December 30, 2005, the Company had a purchase commitment with Amgen for the manufacture and supply of Infergen through 2006 totaling $14.8 million. Under the Agreement, existing purchase commitments with Amgen have been assumed by the Buyer as of the Closing Date.